Exhibit 8.2

DLA Piper LLP (US)
1251 Avenue of the Americas
27th Floor
New York, New York 10020-1104
www.dlapiper.com

June 17, 2026

SeeQC, Inc.

150 Clearbrook Road

Suite 170

Elmsford, New York 10523

Re:	Registration Statement on Form S-4 (Registration No. 333-296251)

Ladies and Gentlemen:

We have acted as counsel to SeeQC, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, Registration No. 333-296251 (as amended, the “Registration Statement”), and the related consent statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 6,434,293 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of January 16, 2026, by and among the Company, Allegro Merger Corp., a Delaware corporation (“Allegro”), and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). If the transactions contemplated by the Merger Agreement are completed, Merger Sub will merge with and into Allegro, with Allegro surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Merger Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger and all related transactions will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Merger Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by the Company and Allegro in the Merger Agreement and the Registration Statement; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by the Company on the date hereof; and (iv) that any such statements, representations or warranties made “to the knowledge,” or based on belief or intention, or similarly qualified, are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

SeeQC, Inc.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the disclosure contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” insofar as it addresses the material U.S. federal income tax consequences of the SEEQC Preferred Stock Conversion and discusses matters of U.S. federal income tax law and regulations or legal conclusions with respect to the SEEQC Preferred Stock Conversion, except as otherwise indicated, expresses our opinion as to the material U.S. federal income tax consequences of the SEEQC Preferred Stock Conversion.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger or the SEEQC Preferred Stock Conversion under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation.  There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger or the SEEQC Preferred Stock Conversion, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the SEEQC Preferred Stock Conversion, including any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)